Company Contact:	Investor Relations:
Thomas P. Rosato	Kristen McNally
Chief Executive Officer	The Piacente Group, Inc.
Fortress International Group, Inc.	Phone: (212) 481-2050
Phone: (410) 423-7438	figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. RECEIVES
A NASDAQ STAFF DEFICIENCY LETTER REGARDING INDEPENDENT DIRECTOR REQUIREMENTS

Columbia, MD – July 24, 2009 – Fortress International Group, Inc. (NASDAQ: FIGI) (“Fortress,” or the “Company”) today announced that on July 22, 2009, the company received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Board of Directors of the Company is no longer comprised of a majority of independent directors as required by the continued listing requirements set forth in Rule 5605(b)(1) of the Nasdaq Stock Market Listing Rules.  In addition, the Company was notified that it is not eligible for the cure period provided in Listing Rule 5605.  Following the previously disclosed resignations of Messrs. David J. Mitchell and Donald L. Nickles from the Board of Directors effective June 30, 2009 and July 15, 2009, respectively, the Company has only three independent directors and four non-independent directors serving on its Board of Directors.

As a result, the Nasdaq Staff is reviewing the Company’s eligibility for continued listing.  To facilitate the Staff’s review, Nasdaq has requested that the Company provide Nasdaq with a specific plan and timetable to achieve compliance with the rules on or before August 6, 2009.  The Company intends to submit such plan and timetable to Nasdaq on or before such date.

About Fortress International Group, Inc.:

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. By combining the knowledge and experience of Total Site Solutions and Rubicon Professional Services, two experts in critical facilities infrastructure, Fortress International provides consulting and engineering, construction management and 24/7/365 site services for the world’s most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost. Fortress International Group, Inc. - setting a new standard for the optimized critical facility.

Fortress International Group, Inc. (Nasdaq: FIGI) is headquartered in Maryland, with offices throughout the U.S.  For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission.  These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements.  The Company does not undertake to update its forward-looking statements.